                                                                  Exhibit 10.16

                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of April 20, 2002, by and among, Kanbay International, Inc., Kanbay Incorporated, Kanbay Europe Ltd., Kanbay Australia Pty. Ltd., Megatec Pty. Ltd., and Kanbay HK Ltd. (each individually the "Borrower" and collectively the "Borrowers") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrowers to Bank, Borrowers are indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated April 19, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed A/R Revolving Line in the original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) and a Term Loan in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, and the Pledged Collateral, as described in that certain Stock Pledge Agreement, dated August 24, 2000, by and between Kanbay International, Inc. and Bank (the "Pledge").

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   MODIFICATION(S) TO LOAN AGREEMENT

          1. Effective as of the date this Loan Modification Agreement is entered into, Sub-letter (a) under Section 2.3 entitled "Revolving Line Interest Rates, Payments" is hereby amended to read as follows:

               (a) Interest Rate. Advances made under the Committed A/R Revolving Line accrue interest on the outstanding principal balance at a per annum rate of one percentage point above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

          2. The following defined term under Section 13.1 entitled "Definitions" is hereby amended to read as follows:

               "Revolving Maturity Date" is April 19, 2003.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each Pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Eleven Thousand Two Hundred Fifty Dollars ($11,250) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each Pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

KANBAY INTERNATIONAL, INC.                   KANBAY AUSTRALIA PTY. LTD.


By: /s/ William Weissman                     By: /s/ William Weissman
   ------------------------------------         -------------------------------
Name: William Weissman                       Name: William Weissman
     ----------------------------------           -----------------------------
Title: VP & CFO/Secretary                    Title: Director
      ---------------------------------             ---------------------------


KANBAY INCORPORATED                          MAGATEC PTY. LTD Now Known As
                                             KANBAY PTY. LTD.


By: /s/ William Weissman                     By: /s/ William Weissman
   ------------------------------------         -------------------------------
Name: William Weissman                       Name: William Weissman
     ----------------------------------           -----------------------------
Title: Director                              Title: Director
      ---------------------------------             ---------------------------


KANBAY EUROPE LTD.                           KANBAY HK LTD.


By: /s/ William Weissman                     By: /s/ William Weissman
   ------------------------------------         -------------------------------
Name: William Weissman                       Name: William Weissman
     ----------------------------------           -----------------------------
Title: Director                              Title: Director
      ---------------------------------             ---------------------------


BANK:

SILICON VALLEY BANK


By: /s/ Authorized Party
   ------------------------------------
Name: AUTHORIZED PARTY
     ----------------------------------
Title: Authorized Party
      ---------------------------------

                              SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:        KANBAY INTERNATIONAL, INC.
                 KANBAY INCORPORATED
                 KANBAY EUROPE LTD.
                 KANBAY AUSTRALIA PTY. LTD.
                 KANBAY HK LTD.
                 MEGATEC PTY. LTD.

LOAN OFFICER:    Dave Dailey

DATE:            May 1, 2002

                 Loan Fee                      $11,250.00
                 Documentation Fee             $   250.00
                                               ----------
                 TOTAL FEE DUE                 $11,500.00
                 -------------                 ==========

Please indicate the method of payment:

    ( ) A check for the total amount is attached.
    (X) Debit DDA #3300229901 for the total amount.



/s/ William Weissman      5/02/02
---------------------------------
Borrower                   (Date)


---------------------------------
Silicon Valley Bank        (Date)
Account Officer's Signature